PROMISSORY NOTE

Austin, Texas

$30,000,000.00	December 31, 2011

FOR VALUE RECEIVED, NATURAL GAS SERVICES GROUP, INC., a Colorado corporation, promises to pay to the order of JPMORGAN CHASE BANK, N.A., a national banking association, at its banking house in the City of Austin, Travis County, Texas (or such other place as the holder hereof may hereafter designate in writing), in immediately available funds and in lawful money of the United States of America, the unpaid balance of all principal advanced against this note in an amount up to THIRTY MILLION DOLLARS ($30,000,000.00), together with interest on the unpaid principal balance of this note from time to time outstanding at the Stated Rate, subject to Section 3(b); provided, that for the full term of this note the interest rate produced by the aggregate of all sums paid or agreed to be paid to the holder of this note for the use, forbearance or detention of the debt evidenced hereby (including, but not limited to, all interest on this note at the Stated Rate and the Default Rate) shall not exceed the Ceiling Rate.

1.    Definitions. Unless otherwise defined herein, capitalized terms used in this note shall have the same meaning in this note as in the Credit Agreement (hereafter defined). As used in this note, the following terms shall have the respective meanings indicated:

(a)    "Credit Agreement" means the Credit Agreement dated December 10, 2010, between Maker and Payee, as amended pursuant to that certain First Amendment to Credit Agreement of even effective date herewith, between Maker and Payee, and as the same may be further amended, supplemented, restated or replaced from time to time.

(b)    "Maker" means NATURAL GAS SERVICES GROUP, INC., a Colorado corporation.

(c)    "Maturity Date" means December 31, 2014, or any earlier date that the maturity date of this note is hereafter accelerated pursuant to the provisions of this note or the Credit Agreement.

(d)    "Payee" means JPMORGAN CHASE BANK, N.A., a national banking association, and any other holder or holders of this note from time to time and, upon acquisition of this note by any holder or holders other than the named payee, effective as of the time of such acquisition, the term "Payee" shall mean all of the then holders of this note, to the exclusion of all prior holders not then retaining or reserving an interest in this note, to the end that all the rights, powers, remedies, liens, benefits and privileges accruing and to accrue hereunder to Payee, as such term is used herein, shall inure to the benefit of and be owned and held by the holder or holders of this note from time to time, whether such holder acquires this note through succession to or assignment from a prior Payee.

(e)    "Stated Rate" means, for any day, a rate per annum equal to (i) the CB Floating Rate minus the Applicable Margin for all CBFR Borrowings, if any, outstanding on such date, and (ii) the applicable Adjusted LIBOR Rate plus the Applicable Margin for all LIBOR Borrowings, if any, outstanding on such date; provided, that if on any day the Stated Rate for all or any portion of the principal balance of this note for that day would exceed the Ceiling Rate for that day, the Stated Rate for such applicable portion of the principal balance of this note shall be fixed at the Ceiling Rate on that day and on each day thereafter until the total amount of interest accrued at the Stated Rate (as so fixed) on such applicable portion of the unpaid principal balance of this note equals the total amount of interest which would have accrued if there had been no Ceiling Rate. If this note matures (or is prepaid) before such equality is achieved, then, in addition to the unpaid principal and accrued interest then owing pursuant to the other provisions of this note, Maker promises to pay on demand to the order of the holder of this note interest in an amount equal to the excess (if any) of (a) the lesser of (i) the total interest which would have accrued on this note if the Stated Rate had been defined as equal to the Ceiling Rate from time to time in effect and (ii) the total interest which would have accrued on this note if the Stated Rate were not so prohibited from exceeding the Ceiling Rate, over (b) the total interest actually accrued hereon to such maturity (or prepayment) date. Without notice to Maker or any other person or entity, the Stated Rate shall automatically fluctuate upward and downward in accordance with the provisions of this Subparagraph and the Credit Agreement.

2.    Credit Agreement; Advances; Security. This note has been issued pursuant to the terms of the Credit Agreement, and is the Note referred to in the Credit Agreement. Advances against this note by Payee shall be governed by the terms of the Credit Agreement, and Maker may borrow, repay and reborrow hereunder. Except as set forth in the Credit Agreement, there is no limitation on the number of advances made hereunder so long as the total unpaid principal amount at any time outstanding hereunder does not exceed the lesser of (a) the Borrowing Base or (b) the Commitment. Payee is entitled to the benefits of and security provided for in the Credit Documents. Such security includes, among other security, the Security Documents covering and affecting the applicable Collateral more fully described therein. The unpaid principal balance of this note at any time shall be the total amount lent or advanced against this note less the amount of all payments or permitted prepayments made on this note and by or for the account of Maker. All loans and advances and all payments and permitted prepayments made hereon may be endorsed by the holder of this note on a schedule which may be attached hereto (and thereby made a part hereof for all purposes) or otherwise recorded in the holder's records; provided, that any failure to make notation of (a) any advance shall not cancel, limit or otherwise affect Maker's obligations or any holder's rights with respect to that advance, or (b) any payment or permitted prepayment of principal shall not cancel, limit or otherwise affect Maker's entitlement to credit for that payment as of the date received by the holder. Maker and Payee agree pursuant to Chapter 346 (“Chapter 346”) of the Texas Finance Code, that Chapter 346 (which relates to open-end line of credit revolving loan accounts) shall not apply to this note or any obligation hereunder and that neither this note nor any obligation hereunder shall be governed by Chapter 346 or subject to its provisions in any manner whatsoever.

3.    Computation of Interest.

(a)    Interest at the Stated Rate shall be computed for the actual number of days elapsed in a year consisting of 360 days, unless the Ceiling Rate would thereby be exceeded, in which event, to the extent necessary to avoid exceeding the Ceiling Rate, interest at the Stated Rate shall be computed on the basis of the actual number of days elapsed in the applicable calendar year in which accrued.

(b)     All principal outstanding after the occurrence of an Event of Default which has not been cured or waived in writing by Payee shall bear interest at the Default Rate.

4.    Mandatory Payments of Principal and Interest.

(a)    Accrued and unpaid interest and the principal of this note shall be due and payable as and when required under Sections 2.02(a) and 2.02(b) of the Credit Agreement.

(b)    All regularly scheduled payments on this note shall be applied first to accrued interest, the balance to principal.

(c)    If any payment provided for in this note shall become due on a day other than a Business

Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest on this note.

5.    Prepayment. Subject to the applicable terms of the Credit Agreement, Maker may prepay this note, in whole or in part, at any time without penalty or fee. All prepayments hereon shall be applied first to accrued interest and the balance to principal.

6.    Usury Not Intended; Savings Provisions. Notwith-standing any provision to the contrary contained in any Credit Document, it is expressly provided that in no case or event shall the aggregate of any amounts accrued or paid pursuant to the Credit Documents which under applicable laws are or may be deemed to constitute interest ever exceed the maximum nonusurious interest rate permitted by applicable Texas or federal laws, whichever permit the higher rate. In this connection, Maker and Payee stipulate and agree that it is their common and overriding intent to contract in strict compliance with applicable usury laws. In furtherance thereof, none of the terms of the Credit Documents shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the maximum rate permitted by applicable laws. Maker shall never be liable for interest in excess of the maximum rate permitted by applicable laws. If, for any reason whatever, such interest paid or received during the full term of the applicable Indebtedness produces a rate which exceeds the maximum rate permitted by applicable laws, Payee shall credit against the principal of such Indebtedness (or, if such Indebtedness shall have been paid in full, shall refund to the payor of such interest) such portion of said interest as shall be necessary to cause the interest paid to produce a rate equal to the maximum rate permitted by applicable laws. All sums paid or agreed to be paid to Payee for the use, forbearance or detention of money shall, to the extent required to avoid or minimize usury and to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the applicable Indebtedness so that the interest rate does not exceed the Ceiling Rate. The provisions of this Paragraph shall control all agreements, whether now or hereafter existing and whether written or oral, between Maker and Payee.

7.    Default. If any Event of Default exists under the Credit Agreement, then that shall automatically constitute default under this note, and unless Payee declares the default fully cured to Payee's satisfaction, then the obligation (if any) of Payee to make further advances against this note shall cease and terminate and the owner or holder hereof may, at its, his or her option, exercise any or all rights, powers and remedies afforded under any Credit Document and by law, including the right to declare the unpaid balance of principal and accrued interest on this note at once due and payable.

8.    No Waiver by Payee. No delay or omission of Payee or any other holder hereof to exercise any power, right or remedy accruing to Payee or any other holder hereof shall impair any such power, right or remedy or shall be construed to be a waiver of the right to exercise any such power, right or remedy. Any right Payee may have to accelerate this note for any late payment or Maker's failure to timely fulfill its other obligations hereunder or under the other Credit Documents shall not be waived or deemed waived by Payee by Payee's having accepted a late payment or late payments in the past or Payee otherwise not accelerating this note or exercising other remedies for Maker's failure to timely perform its obligations hereunder or under the other Credit Documents. Payee shall not be obligated or be deemed obligated to notify Maker that it is requiring Maker to strictly comply with the terms and provisions of this note and the other Credit Documents before accelerating this note and exercising its other remedies hereunder or under the other Credit Documents because of Maker's failure to timely perform its obligations under this note and the other Credit Documents.

9.    Costs and Attorneys' Fees. The non-prevailing party under any lawsuit or in any probate, reorganization, bankruptcy or other proceeding involving any alleged default or attempt to collect, enforce or defend this note or any of the Credit Documents agrees to pay to the prevailing party (in addition to principal, interest and/or damages, as applicable), all reasonable direct costs and expenses incurred by such prevailing party in any such collection action, suit or proceeding, including reasonable attorneys' fees. Any amount to be paid under this Paragraph by any non-prevailing party shall be a demand obligation owing by such non-prevailing party to the prevailing party and shall bear interest from the date of expenditure until paid at the Default Rate.

10.    Waivers by Maker and Others. Except to the extent, if any, that notice of default is expressly required herein or in any of the other Credit Documents or is required by applicable state or federal law, Maker and any and all co-makers, endorsers, guarantors and sureties severally waive notice (including, but not limited to, notice of intent to accelerate and notice of acceleration, notice of protest and notice of dishonor), demand, presentment for payment, protest, diligence in collecting and the filing of suit for the purpose of fixing liability and consent that the time of payment hereof may be extended and re-extended from time to time without notice to any of them. Each such person agrees that his, her or its liability on or with respect to this note shall not be affected by any release of or change in any guaranty or security at any time existing or by any failure to perfect or to maintain perfection of any lien against or security interest in any such security or the partial or complete unenforceability of any guaranty or other surety obligation, in each case in whole or in part, with or without notice and before or after maturity.

11.    Paragraph Headings. Paragraph headings appearing in this note are for convenient reference only and shall not be used to interpret or limit the meaning of any provision of this note.

12.    Venue; Choice of Law. This note is performable in Travis County, Texas, which shall be a proper place of venue for suit on or in respect of this note. Maker hereby irrevocably agrees that any legal proceeding in respect of this note shall be brought in the district courts of Travis County, Texas, or in the United States District Court for the Western District of Texas, Austin Division (collectively, the "Specified Courts"). Maker hereby irrevocably submits to the nonexclusive jurisdiction of the state and federal courts of the State of Texas. Maker hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this note or any of the Credit Documents brought in any Specified Court, and hereby further irrevocably waives any claims that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Maker further irrevocably consents to the service of process out of any of the Specified Courts in any such suit, action or proceeding by the mailing of copies thereof by certified mail, return receipt requested, postage prepaid, to Maker. Nothing herein shall affect the right of Payee to commence legal proceedings or otherwise proceed against Maker in any jurisdiction or to serve process in any manner permitted by applicable law. Maker agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE APPLICABLE LAWS OF THE STATE OF TEXAS AND THE UNITED STATES OF AMERICA FROM TIME TO TIME IN EFFECT.

13.    Successors and Assigns. This note and all the covenants and agreements contained herein shall be binding upon, and shall inure to the benefit of, the respective legal representatives, heirs, successors and assigns of Maker and Payee.

14.    Records of Payments. The records of Payee shall be prima facie evidence of the amounts owing on this note, unless such records are timely disputed and conclusively proven by Maker to be inaccurate.

15.    Severability. If any provision of this note is held to be illegal, invalid or unenforceable under present or future laws, the legality, validity and enforceability of the remaining provisions of this note shall not be affected thereby, and this note shall be liberally construed so as to carry out the intent of the parties to it. Each waiver in this note is subject to the overriding and controlling rule that it shall be effective only if and to the extent that (a) it is not prohibited by applicable law and (b) applicable law neither provides for nor allows any material sanctions to be imposed against Payee for having bargained for and obtained it.

16.    Sale and Assignment. Payee reserves the right, exercisable in its sole discretion and without notice to Maker or any other person, to sell participations in or assign its rights and obligations in this note, any loan evidenced by this note or any of the other Credit Documents.

17.    Business Loans. Maker warrants and represents to Payee and all other holders of this note that all loans evidenced by this note are and will be for business, commercial, investment or other similar purpose and not primarily for personal, family, household or agricultural use, as such terms are used in the Texas Finance Code, as amended.

18.    Entire Agreement. This note and the other Credit Documents embody the entire agreement and understanding between Payee and Maker and other parties with respect to their subject matter and supersede all prior agreements, consents and understandings relating to such subject matter. Maker acknowledges and agrees that there is no oral agreement between Maker and Payee which has not been incorporated in and superceded by this note and the other Credit Documents.

19.    Renewal of Existing Note. This note is given in renewal, extension, rearrangement and increase, and not in extinguishment, of the unpaid principal balance of a certain promissory note (the “Renewed Note”) in the original principal amount of $20,000,000.00 dated December 10, 2010, executed by Maker, payable to the order of Payee. All liens, security interests and assignments securing the Renewed Note are hereby ratified, confirmed, renewed, extended, rearranged or brought forward as security for this note, in addition to and cumulative of all other security now or hereafter securing this note.

NOTICE PURSUANT TO TEX. BUS. & COMM. CODE §26.02

THIS NOTE AND ALL OTHER CREDIT DOCUMENTS EXECUTED BY ANY OF THE PARTIES SUBSTANTIALLY CONCURRENTLY HEREWITH TOGETHER CONSTITUTE A WRITTEN CREDIT AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

NATURAL GAS SERVICES GROUP, INC.,
a Colorado Corporation

By:	/s/ Stephen C. Taylor
Stephen C. Taylor, Chief Executive Officer

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